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                              LIBERTY BANCORP, INC.
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                                  PRESS RELEASE
                                  -------------

Contact: Brent M. Giles
         President and Chief Executive Officer
         Liberty Bancorp, Inc.
         16 West Franklin
         Liberty, MO  64068
         (816) 781-4822
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Liberty Bancorp, Inc. Announces Financial Results for the Quarter Ended
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June 30, 2007
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Liberty, Missouri (July 20, 2007) - Liberty Bancorp, Inc. (NASDAQ: LBCP)
announced today net earnings for the quarter ended June 30, 2007 of $406,000, or $.09 per diluted share, compared to net earnings of $390,000, or $.08 per diluted share, for the quarter ended June 30, 2006. Net earnings for the nine months ended June 30, 2007 increased to $1.3 million, or $.29 per diluted share, compared to net earnings of $995,000, or $.21 per diluted share, for the nine months ended June 30, 2006. Liberty Bancorp, Inc. conducts substantially all of its operations through its subsidiary BankLiberty.

Net earnings increased for the three months ended June 30, 2007 as compared to the same period in 2006 due to higher net interest income and noninterest income, partially offset by a higher provision for loan losses and higher noninterest expense. For the comparable nine-month periods, net earnings increased due to higher net interest income, lower provision for loan losses and higher noninterest income, partially offset by higher noninterest and income tax expense.

Net interest income increased for both the three- and nine-month periods ended June 30, 2007 as compared to the same period last year. This improvement was due to a higher level of net interest-earning assets, partially offset by a lower interest rate spread. Provision for loan losses decreased to $465,000 for the nine months ended June 30, 2007 as compared to $685,000 for the nine months ended June 30, 2006. Noninterest expense increased for the comparable three- and nine-month periods in 2007 primarily due to an increase in compensation, operations from foreclosed real estate, professional services and occupancy expense, partially offset by a decrease in advertising expense.

Total assets increased $41.0 million to $328.6 million as of June 30, 2007 as compared to total assets of $287.6 million as of September 30, 2006. Total loans and mortgage-backed securities increased by $27.5 million during the same period primarily due to increased commercial real estate and development lending. Stockholders' equity remained virtually unchanged during the first nine months of fiscal 2007 due to an increase in net earnings that was primarily offset by the purchase of common stock used to fund restricted stock awards and payment of dividends.

Liberty Bancorp, Inc., through its subsidiary, BankLiberty, offers banking and related financial services to both individual and commercial customers. The Bank is headquartered in Liberty, Missouri, with branches in Kansas City, Plattsburg, Platte City and Independence.


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This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Bank and Company intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Bank or Company or any other person that results expressed therein will be achieved.


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LIBERTY BANCORP, INC.
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                   June 30, 2007          September 30, 2006
                                                   -------------          ------------------
ASSETS
Cash and cash equivalents                            $ 11,154                 $ 13,404
Securities                                             49,234                   37,835
                                                     --------                 --------
Loans and mortgage-backed securities                  252,403                  224,899
Other assets                                           15,852                   11,423

     TOTAL ASSETS                                    $328,643                 $287,561
                                                     ========                 ========

LIABILITIES
Customer and brokered deposits                       $243,145                 $198,471
FHLB advances                                          31,464                   34,064
Other liabilities                                       5,054                    6,045
                                                     --------                 --------

   TOTAL LIABILITIES                                  279,663                  238,580
   TOTAL STOCKHOLDERS' EQUITY                          48,980                   48,981
                                                     --------                 --------
   TOTAL LIABILITIES & STOCKHOLDERS' EQUITY          $328,643                 $287,561
                                                     ========                 ========



                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)

                                                Three Months Ended               Nine Months Ended
                                                     June 30,                        June 30,
                                               2007           2006             2007              2006
                                           -----------------------------    --------------------------
Interest income                              $5,244          $4,417          $15,030          $11,902
Interest expense                              2,693           2,098            7,461            5,520
                                             ------          ------          -------          -------
  Net interest income                         2,551           2,319            7,569            6,382
Provision for loan losses                       267             215              465              685
                                             ------          ------          -------          -------
  Net interest income after provision
    for loan losses                           2,284           2,104            7,104            5,697
Total noninterest income                        363             332            1,003              909
Total noninterest expense                     2,033           1,833            6,055            5,087
                                             ------          ------          -------          -------
  Earnings before income taxes                  614             603            2,052            1,519
Income taxes                                    208             213              713              524
                                             ------          ------          -------          -------
  Net Earnings                               $  406          $  390          $ 1,339          $   995
                                             ======          ======          =======          =======

Basic and diluted earnings per share         $ 0.09          $ 0.08          $  0.29          $  0.21


Weighted-average shares outstanding for the three and nine months ended June 30, 2006 has been adjusted by the exchange ratio of 3.5004 to calculate earnings per share.